Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of CID HoldCo, Inc. of our report dated May 15, 2024, except for Note 10, as to which the date is July 1, 2024, relating to the financial statements of SEE ID, Inc., appearing in the June 26, 2025 Form 8-K of CID HoldCo, Inc.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

December 2, 2025